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                                                                   EXHIBIT 99.C



                                     PROXY





                 PROXY FOR SPECIAL MEETING OF WHITE COUNTY BANK
                                CARMI, ILLINOIS

    KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned shareholder of White County Bank, do hereby nominate, constitute, and appoint __________, _________ and ___________, or any one of them (with full power of substitution for me and in my name, place and stead) to vote all the common stock of said Corporation, standing in my name on its books on ________, 1995, at the Special Meeting of its shareholders to be held at the main office of the Corporation, 215 E. Main Street, Carmi, Illinois, 62821, on _______, 1995, at __ a.m./p.m.
local time, or any adjournments thereof with all the powers the undersigned would possess if personally present as follows:

1. To ratify, confirm, approve and adopt an Agreement and Plan of Reorganization dated December 12, 1994, (the "Agreement") by and between White County and National City Bancshares, Inc., an Indiana corporation and bank holding company ("NCBE"), with such agreement providing for, among other things, the merger of a newly formed subsidiary of NCBE known as "White County Interim Bank" with and into White County. Each outstanding share of White County Common Stock will be converted into NCBE Common Stock in accordance with the terms of the Agreement. As a result of the proposed merger, White County will become a wholly owned subsidiary of NCBE.


          / / For                  / / Against                / / Abstain

2. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

    This proxy confers authority to vote "FOR" the propositions listed above unless "AGAINST" or "ABSTAIN" is indicated. If any other business is presented at said meeting, this proxy shall be voted in accordance with the recommendations of management. All shares represented by properly executed proxies will be voted as directed.

    The Board of Directors recommends a vote "FOR" the propositions. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and may be revoked prior to its exercise by either written notice or personally at the meeting or by a subsequently dated proxy.

Date:_______________________, 1995             _______________________________

                                          _______________________________ (L.S.)
                                                (Signature(s) of Shareholder(s))

(When signing as Attorney, Executor, Administrator, Trustee, or Guardian, please give full title. If more than one Trustee, all should sign. All joint owners must sign.)